UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 28, 2009

CHINACAST EDUCATION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50550	20-0178991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 3316, 33/F, One IFC, 1 Harbour View Street, Central, Hong Kong
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (852) 2811-2389

____________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2009, ChinaCast Communication Holdings Limited (“Purchaser”), a subsidiary of ChinaCast Education Corporation, Xie Jiqing, East Achieve Limited (“East Achieve”), Shanghai Xijiu Information Technology Co., Ltd. (“Xijiu”), China Lianhe Biotechnology Co., Ltd. (“Lianhe”) and Lijiang College of Guangxi Normal University (“Lijiang College”) entered into a Share Transfer Agreement (the “Agreement”) pursuant to which the Purchaser agreed to acquire 100% of the equity interest in East Achieve, the holding company which owns 100% of Lijiang College, held by Xie Jiqing.

Pursuant to the Agreement, the total purchase price for the acquisition will be RMB365,000,000 (or approximately $53.7 million) payable as follows: (i) RMB100,000,000 (or approximately $14.7 million), within ten business days after the execution of the Agreement, (ii) RMB195,000,000 (or approximately $28.7 million) upon the satisfaction or waiver of certain conditions specified in the Agreement, and (iii) RMB70,000,000 (or approximately $10.3 million) within 30 days of August 31, 2010. The source of the cash to be used for the purchase of 100% of the equity of East Achieve will be from working capital of ChinaCast Education Corporation.

East Achieve owns 100% of the equity interest in Xijiu, which in turn owns 100% of the equity interest in Lianhe.  Following consummation of the acquisition, the Purchaser will hold 100% of the equity interest in Lianhe. Lijiang College is jointly sponsored by Lianhe and Guangxi Normal University.  Lijiang College was founded in 2001 as an independent, accredited college affiliated with Guangxi Normal University, which is located in the city of Guilin in Southwestern China. The university has 415 full-time and part-time instructors and offers fully accredited bachelor degree and diploma courses in tourism, hospitality, language studies, computer engineering, economics, law, music, art and physical education.

The closing of the transaction is subject to certain customary closing conditions.  The Agreement may be terminated (a) by a mutual written consent of the Purchaser and Xie Jiqing, or (b) unless otherwise agreed by the Purchaser and Xie Jiqing, upon the expiration of one month following the execution of the Agreement, if the closing conditions set out in the Agreement are not fulfilled or waived in writing by the Purchaser or Xie Jiqing, as appropriate.

A copy of the Agreement is attached hereto as Exhibit 2.1. The description of the Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to Exhibit 2.1.

On September 28, 2009, ChinaCast Education Corporation issued a press release announcing that it has entered into the Agreement.  The full text of the press release is set forth in Exhibit 99.1 attached hereto.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1
Share Transfer  Agreement dated September 28, 2009 by and among ChinaCast Communication Holdings Limited, Xie Jiqing, East Achieve Limited, Shanghai Xijiu Information Technology Co., Ltd., China Lianhe Biotechnology Co., Ltd. and Lijiang College of Guangxi Normal University.

99.1	Press Release dated September 28, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2009	CHINACAST EDUCATION CORPORATION

	By:	/s/ Antonio Sena
Name: Antonio Sena
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1
Share Transfer  Agreement dated September 28, 2009 by and among ChinaCast Communication Holdings Limited, Xie Jiqing, East Achieve Limited, Shanghai Xijiu Information Technology Co., Ltd., China Lianhe Biotechnology Co., Ltd. and Lijiang College of Guangxi Normal University.

99.1	Press Release dated September 28, 2009.